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                                                                     Exhibit 5.1

                 [Letterhead of Morgan, Lewis & Bockius LLP]



                                             May 20, 1998


Transmedia Network Inc.
11900 Biscayne Boulevard
North Miami, Florida  33181


                                    Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to Transmedia Network Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the sale of an aggregate of 4,920,509 shares (the "Shares") of the Company's Common Stock, par value $.02 per share (the "Common Stock") by certain stockholders.

                  In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, as amended, the Purchase Agreement, dated as of December 15, 1997 between the Company and East American Trading; and the Stock Purchase and Sale Agreement, dated as of November 6, 1997 by and among the Company, Samstock, L.L.C. and EGI-Transmedia Investors, L.L.C. We have also reviewed such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

                  Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued by the Company and are fully paid and non-assessable.

                  This opinion is limited to the General Corporation Law of the State of Delaware.


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                  We consent to the use of this opinion as an exhibit to the
Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

                                   Very truly yours,

                                   MORGAN, LEWIS & BOCKIUS LLP


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